Exhibit 1.1

May 13, 2024

Morgan Stanley & Co. LLC

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

As Representative of the several underwriters named herein

Ladies and Gentlemen:

Merchants Bancorp, an Indiana corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) 2,400,000 shares of its common stock, without par value (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 360,000 shares of its common stock, without par value (the “Additional Shares”), if and to the extent that Morgan Stanley & Co. LLC (“Morgan Stanley”), as representative of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, without par value, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-266672) relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated August 8, 2022, in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h) under the Securities Act. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.            Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)            The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or threatened by the Commission.

(b)            (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and, each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon Underwriter Information (as defined in Section 9(c) herein).

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(d)            The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to Morgan Stanley before first use, the Company has not prepared, used or referred to, and will not, without Morgan Stanley’s prior consent, prepare, use or refer to, any free writing prospectus.

(e)             Financial Statements. The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, comply with the requirements of the Securities Act and present fairly the financial position of the Company and its consolidated Subsidiaries (as defined below) at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Time of Sale Prospectus, any preliminary prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Time of Sale Prospectus, any preliminary prospectus and the Prospectus and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus. To the extent applicable, all disclosures contained in the Registration Statement, the Time of Sale Prospectus, any free writing prospectus, any preliminary prospectus or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act, the rules and regulations of the Commission thereunder and Item 10 of Regulation S-K under the Securities Act, as applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Prospectus, any preliminary prospectus and the Prospectus is updated as necessary to comply with the requirements of the Securities Act and the Commission’s rules and guidelines applicable thereto and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply.

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(f)             No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(g)            Company Validly Existing. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Indiana and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(h)             Good Standing of Subsidiaries. Each of the Company’s Subsidiaries (for purposes of this Agreement, “Subsidiaries” are defined as the entities listed on Schedule III hereto) has been duly organized and is validly existing as a corporation, in good standing to the extent recognized, under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each such direct and indirect Subsidiary of the Company (including Merchants Bank of Indiana, an Indiana state chartered bank (the “Bank”)) has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

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(i)            Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus in the column entitled “Total shareholders’ equity” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus or pursuant to the exercise of convertible securities or options disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus). The shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of any preemptive or similar rights of any securityholder of such Subsidiary.

(j)            Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(k)            Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and will not have been issued in violation of or subject to any preemptive or similar rights. The Securities conform to all statements relating thereto contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability for the debts of the Company by reason of being such a holder.

(l)            Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is (A) in violation of its charter or by-laws or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated herein, and in the Registration Statement, the Time of Sale Prospectus and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Bank with their obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness or obligation of the Company or any of its Subsidiaries (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such note, debenture or other evidence of indebtedness or obligation by the Company or any Subsidiary.

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(m)            Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(n)            Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(o)            Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(p)            Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by each of them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

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(q)            Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except for an application to list the Securities on Nasdaq, or such as have been already obtained or as may be required under the Securities Act or the rules and regulations of the Commission thereunder, the rules of the Nasdaq Capital Market (“Nasdaq”), the securities laws of any state or non-U.S. jurisdiction or rules and regulations of FINRA.

(r)             Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the absence of the permit, license, approval, consent or other authorization or the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

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(s)            Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(t)            Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(u)            Environmental Laws. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(v)            Taxes. The Company and each of the Subsidiaries has (a) timely filed all material foreign, United States federal, state and local tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all tax returns are true, correct and complete, (b) paid in full all taxes required to be paid by it and any other assessment, fine or penalty levied against it, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not have, individually or in the aggregate, a Material Adverse Effect, and (c) established on the most recent balance sheet reserves that are adequate for the payment of all taxes not yet due and payable.

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(w)            Insurance. The Company and its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes are adequate for the conduct of the business of the Company and its Subsidiaries and the value of their properties and as are customary in the business in which the Company and its Subsidiaries are engaged; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(x)            Statistical and Market Data. The statistical and market related data contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company believes, after reasonable inquiry, are reliable and accurate and such data agree with the sources from which they are derived. To the extent required, the Company has obtained written consent to the use of such data from the relevant third party sources.

(y)            Relationship. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the Securities Act or the rules and regulations of the Commission thereunder to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and that is not so described.

(z)            Internal Control Over Financial Reporting. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

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(aa)            Disclosure Controls and Procedures. The Company and its Subsidiaries employ disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (A) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company and its Subsidiaries to allow timely decisions regarding disclosure, and (B) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s and each Subsidiary’s disclosure controls and procedures described above, the Company is not aware of (1) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

(bb)            Pending Procedures and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.

(cc)            Unlawful Payments. None of the Company or any of its Subsidiaries or affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable non-U.S. anti-bribery statute or regulation (the “Anti-Corruption Laws); or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(dd)            No Registration Rights. No person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities to be sold by the Company hereunder, except for such rights as have been duly waived in writing and are described in the Registration Statement, Time of Sale Prospectus and Prospectus. All such waivers are in full force and effect on the date hereof.

(ee)            No Preemptive Rights. There are no authorized or outstanding preemptive rights, rights of first refusal or other similar rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries except for such rights as have been duly waived and are described in the Registration Statement, Time of Sale Prospectus and Prospectus. All such waivers are in full force and effect on the date hereof.

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(ff)            No Stabilization or Manipulation. Neither the Company nor any of its Subsidiaries, nor any Affiliates of the Company or its Subsidiaries, has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(gg)          No Unauthorized Use of Prospectus. The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the Securities Act and the rules and regulations of the Commission thereunder) in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the Prospectus or other materials, if any, permitted by the Securities Act or the rules and regulations of the Commission thereunder and approved by Morgan Stanley.

(hh)          Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ii)            Fees. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(jj)            ERISA. The Company and each of the Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of the Subsidiaries or ERISA Affiliates would have any liability; the Company and each of the Subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and each “employee benefit plan” for which the Company and each of its Subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 400(b) of ERISA of which the Company or such Subsidiary is a member.

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(kk)          Bank Holding Company Act; Banking Regulation. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Bank holds the requisite authority to do business as a state chartered bank under the laws of the state of Indiana.

(ll)            No Regulatory Proceedings. Neither the Company nor any of its Subsidiaries is a party to or subject to any order, decree, agreement, memorandum of understanding or similar agreement with, or a commitment letter, supervisory letter or similar submission to, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (the “FDIC”), the Indiana Department of Financial Institutions (“IDFI”) and any federal, state or local court or governmental entity (each a “Governmental Entity”) charged with the supervision or regulation of depository institutions, the supervision or regulation of the Company or any of its Subsidiaries or engaged in the insurance of deposits, as applicable (collectively, the “Bank Regulatory Authorities”) and neither the Company nor any of its Subsidiaries has been advised by any such Bank Regulatory Authority that such Bank Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

(mm)        Cybersecurity. (A) To the Company’s knowledge there has been no security breach or incident, unauthorized access or disclosure, or other compromise of any of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company and its Subsidiaries), and, to the knowledge of the Company, any such data processed or stored by third parties on behalf of the Company and its Subsidiaries, equipment or technology (collectively, “IT Systems and Data”), that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; (B) neither the Company nor its Subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (C) the Company and its Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(nn)            Compliance with Applicable Laws. Except where the failure to be in compliance would not result in a Material Adverse Effect, the Company and its Subsidiaries conduct their respective businesses in compliance with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all applicable regulations and orders of, or agreements with, the Bank Regulatory Authorities), the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act, Title III of the USA Patriot Act, the Currency and Foreign Transaction Reporting Act of 1970, as amended, and any applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity). Neither the Company nor its Subsidiaries has received any communication from any Governmental Entity asserting that the Company or any Subsidiary is not in compliance with any statute, law, rule, regulation, decision, directive or order, except where the asserted failure to comply would not result in a Material Adverse Effect. As of March 31, 2024, each of the Company and the Banks met or exceeded the standards necessary to be considered “well capitalized” under the regulatory framework for prompt corrective action for each applicable Bank Regulatory Authority.

(oo)            Deposit Insurance. The deposit accounts of the Banks are insured by the FDIC up to the applicable legal maximum limits, the Banks have paid all premiums and assessments required by the FDIC and the regulations thereunder and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened.

(pp)            OFAC; Anti-Money Laundering. None of the Company, any of its Subsidiaries or affiliates, or any director, officer or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries or affiliates is or has been (A) engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity related to (i) a country or territory that is the subject of Sanctions, as defined below (including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine claimed by Russia, the so-called Donetsk People’s Republic or so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065 (“Sanctioned Countries”)), (ii) the government of any Sanctioned Country, (iii) any person, entity or organization located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country, or (iv) any person, entity or organization made subject of any sanctions administered or enforced by the United States Government, including, without limitation, the list of Specially Designated Nationals of the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), or by the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); (B) engaged in any transfers of goods, technologies or services (including financial services) that may assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States laws, rules or regulations; (C) is a person, entity or organization currently the subject of any Sanctions; or (D) located, organized or resident in any Sanctioned Country. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions and the rules and regulations thereunder issued, administered or enforced by any Governmental Entity (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened. The Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of Sanctions; to fund or facilitate any money laundering or terrorist financing activities; or in any other manner that would cause or result in a violation of the Anti-Money Laundering Laws.

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(qq)           Policies and Procedures. The Company and each of its Subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws and Sanctions.

(rr)            Investment Securities. Each of the Company and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its Subsidiaries and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not be material to the Company and its Subsidiaries. Such securities are valued on the books of the Company and its Subsidiaries in accordance with GAAP.

(ss)            Derivative Securities. Except as has or would not reasonably be expected to result in a Material Adverse Effect, all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its Subsidiaries or for the account of a customer of the Company or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance and in all material respects with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and each of its Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of its material obligations under any such agreement or arrangement.

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(tt)            Bank Dividend Restrictions. Except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any order of a Bank Regulatory Authority or any other Governmental Entity, under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(uu)          Forvis, LLP, who have certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

2.              [Reserved]

3.              Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $40.85 per share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Shares set forth in Schedule I hereto at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. Morgan Stanley may exercise this right on behalf of the Underwriters in whole or in part by giving written notice not later than 30 days after the date of the Prospectus. The exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. The purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering sales of shares in excess of the number of the Firm Shares. On the day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as Morgan Stanley may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

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4.            Terms of Public Offering. The Company is advised by Morgan Stanley that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in Morgan Stanley’s judgment is advisable. The Company is further advised by Morgan Stanley that the Shares are to be offered to the public upon the terms set forth in the Prospectus.

5.            Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on May 16, 2024 or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by Morgan Stanley. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by Morgan Stanley.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as Morgan Stanley shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to Morgan Stanley on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6.            Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a)            Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)            no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;

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(ii)            there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iii)            there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in Morgan Stanley’s judgment, is material and adverse and that makes it, in Morgan Stanley’s judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)            The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 6(a)(i) and 6(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)            The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Krieg DeVault LLP, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(d)            The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

With respect to the negative assurance letters to be delivered pursuant to Section 5(c) and 5(d) above, Krieg DeVault LLP and Davis Polk & Wardwell LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus, the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinion of Krieg DeVault LLP described in Section 6(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

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(e)            The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Fortis, LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(f)            The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between Morgan Stanley and certain shareholders, officers and directors of the Company relating to restrictions on sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to Morgan Stanley on or before the date hereof, shall be in full force and effect on the Closing Date.

(g)            The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to Morgan Stanley on the applicable Option Closing Date of the following:

(i)            a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii)            an opinion and negative assurance letter of Krieg DeVault LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof;

(iii)           an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(iv)            a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Forvis, LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(e) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(v)            such other documents as Morgan Stanley may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

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7.            Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)            To furnish to Morgan Stanley, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as Morgan Stanley may reasonably request.

(b)            Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to Morgan Stanley a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which Morgan Stanley reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)            To furnish to Morgan Stanley a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which Morgan Stanley reasonably objects.

(d)            Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)            If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

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(f)            If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses Morgan Stanley will furnish to the Company) to which Shares may have been sold by Morgan Stanley on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)            To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as Morgan Stanley shall reasonably request.

(h)            To make generally available to the Company’s security holders and to Morgan Stanley as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)            Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, (v) all costs and expenses incident to listing the Shares on the NASDAQ Capital Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

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(j)            The Company will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

The Company also covenants with each Underwriter that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The restrictions contained in the foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus, (C) the issuance by the Company of grants of options, restricted shares, restricted share units or other equity-based awards to officers, directors and employees of the Company in accordance with the terms of an equity incentive plan described in each of the Time of Sale Prospectus and Prospectus, or (D) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.

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8.            Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9.            Indemnity and Contribution.

(a)            The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through Morgan Stanley expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through Morgan Stanley consists of the Underwriter Information as defined in paragraph (b) below).

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(b)            Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through Morgan Stanley expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto (the “Underwriter Information”), it being understood and agreed that the only such information furnished by any Underwriter through Morgan Stanley consists of the following information in the Prospectus: the concession figure in the third paragraph under the caption “Underwriters” and the information contained in the eleventh paragraph concerning stabilization under the caption “Underwriters”.

(c)            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley, in the case of parties indemnified pursuant to Section 9(a), and by the Company, in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

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(d)            To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)            The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

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(f)            The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10.            Termination. The Underwriters may terminate this Agreement by notice given by Morgan Stanley to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Capital Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in Morgan Stanley’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in Morgan Stanley’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11.            Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

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If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as Morgan Stanley may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to Morgan Stanley and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either Morgan Stanley or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.            Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

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(b)            The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13.            Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14.            Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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15.            Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16.            Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17.            Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Morgan Stanley at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and if to the Company shall be delivered, mailed or sent to 410 Monon Blvd. Carmel, Indiana, Attention: Terry A. Oznick, Esq.

Very truly yours,

MERCHANTS BANCORP

By:	/s/ Michael J. Dunlap
Name: Michael J. Dunlap
Title: President and COO

Accepted as of the date hereof

Morgan Stanley & Co. LLC

Acting on behalf of itself and the several
Underwriters named in Schedule I hereto.

By: Morgan Stanley & Co. LLC

By:	/s/ Jyri Wilska
Name:Jyri Wilska
Title: Managing Director

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Schedule I

Underwriter	Number of Firm Shares To Be Purchased	Number of Additional Shares to be Purchased if Maximum Option Exercised
Morgan Stanley & Co. LLC	1,680,000	252,000
Piper Sandler & Co.	360,000	54,000
Raymond James & Associates, Inc.	360,000	54,000
Total:	2,400,000	360,000

I-1

Schedule II

Time of Sale Prospectus

Prospectus dated August 8, 2022 relating to the Shelf Securities

Preliminary Prospectus dated May 13, 2024

Orally communicated pricing information:

a. Price per Share to public: $43.00

b. Number of Firm Shares to be sold: 2,400,000

c. Number of Additional Shares to be sold at the option of the Underwriters: 360,000

II-1

Schedule III

List of Subsidiaries

·	Merchants Asset Management, LLC (Delaware)

·	Merchants Bank of Indiana (also d/b/a Merchants Mortgage, Merchants Bank, and BCU Mortgage Services) (Indiana)

·	Merchants Capital Corp. (Indiana)

·	Merchants Capital Servicing, LLC (Delaware)

·	Merchants Capital Investments, LLC (Indiana)

III-1

Form of Lock-Up Agreement

[·], 2024

Morgan Stanley & Co. LLC

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Merchants Bancorp, an Indiana corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), up to 3,500,000 shares (the “Shares”) of common stock, without par value, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, or (c) distributions of shares of Common Stock or any security convertible into Common Stock to trust beneficiaries, limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be voluntarily made during the Restricted Period and if any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto, or otherwise, the nature and conditions of such transaction, or (d) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

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The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

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Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement shall automatically terminate upon the earlier to occur, if any, of (1) the termination of the Underwriting Agreement before the sale of any shares of Common Stock or (2) June 15, 2024, in the event that the Underwriting Agreement has not been executed by that date.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Name)

(Address)

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